Exhibit 10.23

SUPPORT.COM, INC.
2010 EQUITY AND PERFORMANCE INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT

Grant Number:
Grant Date:

Options Granted:
Exercise Price:
Expiration Date:
Employee ID#:
Document:	Accel_Agree_2010	Grant Type:

You have been granted the above-described option to purchase Common Stock of support.com, Inc. (the "Company") under the 2010 Equity And Performance Incentive Plan (the "Plan").

Vesting Schedule:

SHARES	VEST TYPE	FULL VEST

Acceleration of Vesting Following Change in Control
In the event that (a) the Company is subject to a Change in Control (as that term is defined below), and within twelve (12) months on or after that Change in Control, (b) either (i) your employment with the Company is involuntarily terminated (as defined herein), or (ii) you resign your employment for good reason (being one of the two following reasons: either (a) a material reduction in the annual rate of your on target earnings by the Company, without your written consent; or (b) a material change in the geographic location of your place of employment without your written consent, with a relocation of more than fifty (50) miles to be deemed material for this purpose), then this stock option will accelerate as follows: thirty-three percent (33%) of the then-unvested shares will become vested and fully exercisable upon your termination or resignation.  For purposes of this section, “involuntary termination” shall mean a termination without cause, and “cause” shall mean a determination in the reasonable good faith of the Company that you have: (a) engaged in any act of fraud, embezzlement or dishonesty or any other act in violation of the law, including but not limited to, the conviction of, or pleading nolo contendere to, a felony (except for ordinary traffic violations); (b) materially breached your fiduciary duty to the Company; (c) unreasonably refused to perform the good faith and lawful instructions of your manager (d) engaged in willful misconduct or gross negligence; (e) willfully breached the Employment, Confidential Information and Invention Assignment Agreement; or (f) made any willful unauthorized use or disclosure of confidential information or trade secrets of the Company (or any parent or subsidiary).  Notwithstanding the foregoing, (a) this stock option will not be subject to acceleration unless you (i) return all Company property on or before your termination date: and (ii) you sign and return the Company’s standard General Release and Waiver of Claims Agreement (the “Release”), and the Release becomes effective within thirty (30) days following your termination date in accordance with applicable law; and (b) nothing herein shall operate to amend or modify the definitions of “cause”, “good reason” or “involuntary termination” that may be reflected in your offer letter from the Company.

As used herein, a “Change in Control” shall mean:

(i)	A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

a.	Had been directors of the Company twenty-four (24) months prior to such change; or

b.
Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

(ii)
Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) who, by the acquisition or aggregation of securities, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.  For purposes of this Subsection (ii), the term “person” shall not include an employee benefit plan maintained by the Company.

Post-Termination Exercise Period
If your service with the Company terminates for any reason other than Total and Permanent Disability or death, then (a) all options not yet vested as of your termination date are cancelled effective on your termination date; and (b) your vested options expire on the date ninety (90) days after your termination date.

By accepting this grant, you and the Company agree that this grant is awarded under and governed by the terms and conditions of this Notice, and by the Stock Option Agreement and the 2010 Equity and Performance Incentive Plan, which are hereby incorporated by this reference and made a part of this Notice.